Exhibit 16.1

June 28, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Central European Distribution Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Central European Distribution Corp. dated June 28, 2013. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Ernst & Young Audit sp. z o.o.